Exhibit 1.2

ALPINE INCOME PROPERTY TRUST, INC.

Shares of Common Stock

(Par Value $0.01 Per Share)

EQUITY DISTRIBUTION AGREEMENT

Dated: October 21, 2022

i

EXHIBITS

Exhibit A	–	Form of Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Compensation
Exhibit D	–	Officers’ Certificate of the Company and the Adviser
Exhibit E	–	Form of Corporate Opinion of Vinson & Elkins L.L.P.
Exhibit F	–	Form of Tax Opinion of Vinson & Elkins L.L.P.
Exhibit G	–	Form of Opinion of Venable LLP
Exhibit H	–	Permitted Free Writing Prospectus

ii

Alpine Income Property Trust, Inc.
(a Maryland corporation)

Shares of Common Stock

(Par Value $.01 Per Share)

EQUITY DISTRIBUTION AGREEMENT

October 21, 2022

[ ]

[ ]

[ ]

Ladies and Gentlemen:

Alpine Income Property Trust, Inc., a Maryland corporation (the “Company”), Alpine Income Property Manager, LLC, a Delaware limited liability company (the “Adviser”), and Alpine Income Property OP, LP, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), each confirms its agreement (this “Agreement”) with [ ] (in its capacity as purchaser under any Forward Contract (as defined below), the “Forward Purchaser”) and [ ] (in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Securities (as defined below) hereunder, the “Manager”), and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Securities (as defined below) hereunder, the “Forward Seller”), as follows:

SECTION 1            DESCRIPTION OF SECURITIES.

Each of the Company and the Operating Partnership agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell, in the manner contemplated by this Agreement, shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $150,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate offering price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Manager or the Forward Seller, as applicable, shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Manager or the Forward Seller, as applicable, will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company under the Securities Act of 1933, as amended (collectively with the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, the “Securities Act”).

The Company has filed, in accordance with the provisions of the Securities Act, with the Commission a shelf registration statement on Form S-3 (File No. 333-251057) including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, which shelf registration statement, including any amendments thereto, was declared effective by the Commission under the Securities Act and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Manager or the Forward Seller, as applicable, for use by the Manager or the Forward Seller, as applicable, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, on each date and time that such registration statement and any post-effective amendment thereto became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) of the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act (the “Rule 430B Information”), is herein called the “Registration Statement.” The base prospectus included in the Registration Statement, including all documents incorporated therein by reference, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act, is herein called the “Prospectus.” The Company may file one or more additional registration statements (which shall be the Registration Statement) from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be the Prospectus Supplement), with respect to the Securities. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”); all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by the Manager or the Forward Seller outside of the United States. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Securities that the Forward Seller has sold during such Forward Hedge Selling Period.

“Aggregate Forward Hedge Price” means, with respect to a period, the product of the Actual Sold Forward Amount during such period and the Forward Hedge Price during such period.

“Aggregate Sales Price” means, with respect to a period, the sum of the Sales Prices for all Issuance Securities or Forward Hedge Securities, as applicable, sold during such period.

“Applicable Time” means the time of each sale of any Securities pursuant to this Agreement.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 13.

“Forward” means the transaction resulting from each Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward” and requiring the Forward Seller to use commercially reasonable efforts to sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Forward Contract, the Forward Hedge Securities.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward (as amended by the corresponding Acceptance, if applicable), which amount shall be the target Aggregate Sales Price of the Forward Hedge Securities to be sold by the Forward Seller in respect of such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Securities” means all Common Stock borrowed by the Forward Purchaser and offered and sold by the Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Forward Hedge Securities” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed to between the Company and the Forward Seller and recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), not to exceed 2%.

“Forward Hedge Selling Period” means, subject to Section 2(c) hereof, the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the Forward Seller shall have completed the sale of Forward Hedge Securities in connection with the applicable Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of the Master Forward Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the Forward Seller becoming aware of such occurrence, immediately terminate as of the first such occurrence. Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 9 or Section 13 hereof and as set forth in Sections 2(b) and 4 hereof.

“Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement. If a Forward Purchaser has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Purchaser are not applicable hereunder.

“Forward Seller” has the meaning set forth in the introductory paragraph of this Agreement. If a Forward Seller has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller are not applicable hereunder.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Placement Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and requires the Manager to use commercially reasonable efforts to sell the Issuance Securities as specified in such Placement Notice, subject to the terms and conditions of this Agreement.

“Issuance Selling Period” means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Issuance Securities” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Issuance Securities” as used herein, shall include the definition of the same under the Alternative Distribution Agreements.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit H hereto, in each case in the form furnished (electronically or otherwise) to the Manager for use in connection with the offering of the Securities.

“Manager” has the meaning set forth in the introductory paragraph of this Agreement.

“Master Forward Confirmation” means the Master Confirmation for Issuer Share Forward Sale Transactions, dated as of the date hereof, by and among the Company, the Operating Partnership, the Adviser and the Forward Purchaser, including all provisions incorporated by reference therein.

“NYSE” means the New York Stock Exchange.

“Rule 158,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Security or Issuance Security, as the case may be, sold by the Manager or the Forward Seller on the NYSE hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale. Where the context requires, the term “Sales Price” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Securities” means Issuance Securities and Forward Hedge Securities, as applicable. Where the context requires, the term “Securities” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and the Manager shall otherwise agree, any Forward Hedge Settlement Date or any Issuance Settlement Date, as applicable.

“Trading Day” means any day which is a trading day on the NYSE.

“Unwind Date” shall have the meaning set forth in the Master Forward Confirmation.

“Volume-Weighted Hedge Price” has the meaning set forth in the Master Forward Confirmation; provided that, for purposes of determining the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect of a Trading Day on which the Forward Seller has made sales of Forward Hedge Securities hereunder pursuant to Sections 3(b) and 6(e), the Volume-Weighted Hedge Price shall be determined solely with respect to the Forward Hedge Securities sold by the Forward Seller on such Trading Day.

The Company will contribute the Net Proceeds (as defined in Section 6(b)) from the sale of the Securities and any proceeds received under the Forward Contract from time to time pursuant to this Agreement to the Operating Partnership, and in exchange therefor, at each Issuance Settlement Date (as defined in Section 6(b)) and on each day the Company is required to deliver Common Stock under any Forward Contract, the Operating Partnership will issue to the Company units of limited partnership interest in the Operating Partnership (“OP Units”).

The Manager has been appointed by the Company as its agent to sell the Issuance Securities and agrees to use commercially reasonable efforts to sell the Issuance Securities offered by the Company upon the terms and subject to the conditions contained herein. The Forward Seller agrees with the Company and the Forward Purchaser to use commercially reasonable efforts to sell the Forward Hedge Securities to be borrowed by the Forward Purchaser upon the terms and subject to the conditions contained herein. Notwithstanding any other provision of this Agreement, if a Forward Seller and Forward Purchaser have not been identified in the introductory paragraph of this Agreement and have not executed this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller, the Forward Purchaser and Forwards are not applicable hereunder and no sales of Forward Hedge Securities shall take place pursuant to this Agreement.

The Company, the Adviser and the Operating Partnership have also entered into separate equity distribution agreements (collectively, the “Alternative Distribution Agreements”), dated as of even date herewith, with [ ] (and, as applicable, their respective affiliates) (each, in its capacity as agent and/or principal, forward seller and forward purchaser thereunder, an “Alternative Manager”), for the issuance (in the case of the Issuance Securities) or borrowing (in the case of the Forward Hedge Securities) and sale from time to time through the applicable Alternative Managers on the terms set forth in the applicable Alternative Distribution Agreements. The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.

SECTION 2            PLACEMENTS.

(a)            Upon the terms and subject to the conditions of this Agreement, on any Trading Day as provided in Section 2(c) hereof during the Commitment Period on which (i) the conditions set forth in Section 9 hereof have been satisfied and (ii) with respect to any Forward, no event described in clause (x) or clause (y) of the proviso contained in the definition of Forward Hedge Selling Period shall have occurred, the Company wishes to issue (in the case of an Issuance) and sell the Securities hereunder (each, a “Placement”), by delivery of an email notice (or other method mutually agreed to in writing by the parties) to the Manager (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum specify whether it relates to an “Issuance” or a “Forward” and include the number of Securities to be issued (in the case of an Issuance) and/or sold (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day, any minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined and, as applicable, certain specified terms of the Forward (a “Placement Notice”), a form of which containing such minimum sales parameters necessary with respect to Issuances and Forwards is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Manager or the Forward Seller and the Forward Purchaser, as applicable, set forth on Exhibit B, as such Exhibit B may be amended from time to time.

(b)            If the Manager or the Forward Seller and the Forward Purchaser, as applicable, wish to accept such proposed terms included in the Placement Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, the Manager or the Forward Seller and the Forward Purchaser, as applicable, will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to the Manager or the Forward Seller and the Forward Purchaser, as applicable, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Manager or the Forward Seller and the Forward Purchaser, as applicable, set forth on Exhibit B) setting forth the terms that the Manager or the Forward Seller and the Forward Purchaser, as applicable, are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Manager or the Forward Seller and the Forward Purchaser, as applicable, until the Company delivers to the Manager or the Forward Seller and the Forward Purchaser, as applicable, an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Manager or the Forward Seller and the Forward Purchaser, as applicable, set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Manager’s or the Forward Seller’s and the Forward Purchaser’s, as applicable, acceptance of the terms of the Placement Notice or upon receipt by the Manager or the Forward Seller and the Forward Purchaser, as applicable, of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of the prior paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The termination of the effectiveness of a Placement Notice as set forth in the prior sentence shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to such termination or any Securities sold under any Alternative Distribution Agreement (including, in the case of any Forward Hedge Securities, the obligation to enter into the resulting Forward Contract). It is expressly acknowledged and agreed that neither the Company nor the Manager will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Manager and either (i) the Manager accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. It is expressly acknowledged and agreed that the Company, the Forward Seller and the Forward Purchaser will have no obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Forward Seller and the Forward Purchaser and either (i) the Forward Seller and the Forward Purchaser accept the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the Master Forward Confirmation. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(c)            No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period; no Placement Notice may be delivered hereunder if the Selling Period specified therein may overlap in whole or in part with any Selling Period specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable) delivered hereunder or under any Alternative Distribution Agreement unless the Securities to be sold under all such previously delivered Placement Notices have all been sold; no Placement Notice may be delivered hereunder or under any Alternative Distribution Agreement if any Selling Period specified therein may overlap in whole or in part with any Unwind Date under any Forward Contract entered into between the Company and the Forward Purchaser or any Alternative Manager; and no Placement Notice specifying that it relates to a “Forward” may be delivered if such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance, if applicable) delivered by the Company relating to a “Forward” hereunder and under any Alternative Distribution Agreements, would result in the sum of the number of shares of Common Stock issued under all Forward Contracts (whether with a Forward Purchaser or any Alternative Manager) that have settled, plus the Capped Numbers under all Forward Contracts then outstanding or to be entered into between the Company and the Forward Purchaser and any Forward Contracts then outstanding between the Company and any Alternative Manager exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(d)            Notwithstanding any other provision of this Agreement, any notice required to be delivered by the Company or by the Manager (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) pursuant to this Section 2 may be delivered by telephone (confirmed promptly by facsimile or email addressed to all of the individuals from the Company and the Manager (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) set forth on Exhibit B, which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties. For the avoidance of doubt, notices delivered by telephone shall originate from any of the individuals from the Company or the Manager (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) set forth on Exhibit B.

SECTION 3            SALE OF SECURITIES.

(a)            Subject to the provisions of Sections 2(b) and 6(a), upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to an “Issuance,” the Manager will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Manager will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Issuance Securities hereunder setting forth the number of Issuance Securities sold on such day, the corresponding Aggregate Sales Price, the compensation payable by the Company to the Manager pursuant to this Section 3(a) with respect to such sales, and the Net Proceeds payable to the Company, with an itemization of deductions made by the Manager (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. The amount of any commission, discount or other compensation to be paid by the Company to the Manager, when the Manager is acting as agent, in connection with the sale of the Issuance Securities shall be determined in accordance with the terms set forth in Exhibit C. The amount of any commission, discount or other compensation to be paid by the Company to the Manager, when the Manager is acting as principal, in connection with the sale of the Issuance Securities shall be as separately agreed among the parties hereto at the time of any such sales.

(b)            Subject to the provisions of Sections 2(b), 6(d) and the Master Forward Confirmation, upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward,” the Forward Purchaser will use commercially reasonable efforts to borrow, offer and sell Forward Hedge Securities through the Forward Seller to hedge the Forward, and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Securities at market prevailing prices up to the Forward Hedge Amount specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Forward Seller will provide written confirmation by email to all of the individuals from the Company set forth on Exhibit B (as such Exhibit B may be amended from time to time) and to the Forward Purchaser no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Forward Hedge Securities hereunder setting forth the number of Forward Hedge Securities sold on such day, the Forward Hedge Selling Commission in respect of such Forward Hedge Securities, the corresponding Aggregate Sales Price and the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect thereof.

(c)            No later than the opening of the Trading Day immediately following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, no later than the opening of the Trading Day immediately following the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 4 or the Forward Contract or this Agreement is terminated pursuant to Section 9 or Section 13 hereof), the Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days or months set forth opposite the caption “Term” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward, which number of days or months shall in no event be less than three months nor more than two years), the “Initial Forward Price” for such Forward, the “Spread” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Maximum Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward).

(d)            Notwithstanding anything herein to the contrary, the Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow all or any portion of the Forward Hedge Securities (and the Forward Seller’s obligation to use its commercially reasonable efforts to sell such portion of the Forward Hedge Securities) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 3 of the Master Forward Confirmation.

(e)            The Securities may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker, or subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), by any other method permitted by law, including but not limited to, privately negotiated transactions.

SECTION 4            SUSPENSION OF SALES.

The Company, the Manager or the Forward Seller or the Forward Purchaser may, upon notice to the other parties in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Securities, and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to the receipt of such notice or any Securities sold under any Alternative Distribution Agreement (including, in the case of any Forward Hedge Securities, the obligation to enter into the resulting Forward Contract). The Company agrees that no such notice under this Section 4 shall be effective against the Manager, the Forward Seller or the Forward Purchaser unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time. Each of the Manager, the Forward Seller and the Forward Purchaser agrees that no such notice shall be effective against the Company unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time; provided that the failure by Manager, the Forward Seller or the Forward Purchaser to deliver such notice shall in no way effect such party’s right to suspend the sale of Securities hereunder.

SECTION 5            REPRESENTATIONS AND WARRANTIES.

(a)            Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to the Manager as of the date hereof and as of each Representation Date (as defined below) on which certificates are required to be delivered pursuant to Section 7(o) hereof, as of each Applicable Time and as of each Settlement Date, as follows:

(1)            The Company satisfies all of the requirements of the Securities Act for use of Form S-3 for the offering of Securities contemplated hereby and has prepared and filed with the Commission the Registration Statement on Form S-3 (File No. 333-251057). The Registration Statement has been declared effective by the Commission. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated against the Company or, to the knowledge of the Company and the Operating Partnership, threatened by the Commission.

(2)            At the time of filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Common Stock, on the date hereof and on each Representation Date, as of each Applicable Time and as of each Settlement Date, the Company was not, is not and will not be (as the case may be) an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(3)            The Registration Statement and the Prospectus, when filed and as of their respective dates, complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copies thereof delivered to the Manager and Forward Seller for use in connection with the offer and sale of the Securities. The Registration Statement and any post-effective amendment thereto, at the time it became effective and each deemed effective date with respect to the Manager and Forward Seller pursuant to Rule 430B(f)(2) under the Securities Act and at each Settlement Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Manager or the Forward Seller specifically for inclusion therein.

(4)            Any documents incorporated by reference into the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 (the “Incorporated Documents”) heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(5)            The Prospectus does not and will not, as of its date and on each Representation Date, as of each Applicable Time and as of each Settlement Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Manager or the Forward Seller specifically for inclusion therein.

(6)            Each Issuer Free Writing Prospectus (including, without limitation, any “road show” (as defined in Rule 433 under the Securities Act) that is a free writing prospectus under Rule 433 under the Securities Act) did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(7)            Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied with all of its prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Manager. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.

(8)            The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering or sale of the Securities other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus to which the Manager has consented, which consent will not be unreasonably withheld or delayed, or that is required by applicable law or the listing maintenance requirements of the NYSE.

(9)            A number of shares of Common Stock equal to the Capped Number (as defined in the Forward Contract) have been duly authorized and reserved for issuance upon settlement of the Forward Contract and, when issued and delivered by the Company to the Forward Purchaser pursuant thereto, against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Contract, the shares of Common Stock so issued and delivered will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance of such shares of Common Stock will not be subject to any preemptive or other similar rights arising by operation of law, under the articles of incorporation, bylaws or other organizational documents of the Company or any one of its subsidiaries or under any agreement to which the Company or any one of its subsidiaries is a party or otherwise, except as set forth in the Registration Statement and the Prospectus.

(10)          From the time of the filing of the Registration Statement with the Commission through the date of this Agreement, the Company has been and is an “emerging growth company” as defined in Section 2(a) of the Securities Act.

(11)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its properties (the “Company Properties”) and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and to enter into and perform its obligations under this Agreement, and, as the sole member and manager of the General Partner (as defined below), to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, assets, net worth, results of operations or prospects of the Company and the Operating Partnership and their subsidiaries, taken as a whole (a “Material Adverse Effect”).

(12)          The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the requisite limited partnership power and authority to own, lease and operate its properties (the “OP Properties”) and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Alpine Income Property GP, LLC, a Delaware limited liability company (the “General Partner”), is the sole general partner of the Operating Partnership. The aggregate percentage interests of the Company and the other limited partners in the Operating Partnership is as set forth in the Prospectus. The Amended and Restated Agreement of Limited Partnership of the Operating Partnership has been duly authorized, executed and delivered by the General Partner and is a legally valid and binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws.

(13)          Each subsidiary of the Company and the Operating Partnership has been duly incorporated or formed and is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, and each such subsidiary has the requisite corporate or similar power and authority to own, lease and operate its properties (collectively, with the Company Properties and the OP Properties, the “Properties”) and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company and the Operating Partnership have been duly authorized and validly issued, are (as applicable) fully paid and nonassessable and are owned by the Company and the Operating Partnership, directly or indirectly through subsidiaries, free and clear of any security interests, liens, encumbrances, equities or claims. None of the outstanding shares of capital stock or other ownership interests of any subsidiary of the Company and the Operating Partnership was issued in violation of the preemptive or similar rights of the securityholder of such subsidiary.

(14)          The authorized capitalization of the Company is as set forth in the Registration Statement and the Prospectus. All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any securityholder of the Company. Except as described in the Registration Statement and the Prospectus, there are no outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for any shares of capital stock of the Company. The Securities to be issued and sold by the Company pursuant to this Agreement have been duly authorized and, when issued and delivered against full payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will not be issued in violation of the preemptive or similar rights of any securityholder of the Company.

(15)          All of the issued and outstanding OP Units have been duly authorized for issuance by the Operating Partnership and validly issued. None of the issued and outstanding OP Units have been issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership. All of the issued and outstanding OP Units were issued in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws. Except as described in the Registration Statement and the Prospectus, there are no outstanding securities convertible into or exercisable or exchangeable for any OP Units and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other securities of the Operating Partnership.

(16)          Except as disclosed in the Registration Statement and the Prospectus, the Company has no outstanding stock options or other equity-based awards of or to purchase shares of Common Stock pursuant to an equity-based compensation plan or otherwise.

(17)          This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(18)          This Agreement constitutes a valid and binding agreement of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that any indemnification and contribution provisions hereof may be limited by federal or state securities laws or public policy considerations in respect thereof.

(19)          The Management Agreement, dated November 26, 2019, among the Company, the Operating Partnership and the Adviser (the “Management Agreement”), remains in full force and effect. The Management Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and legally binding agreement of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws.

(20)          There are no legal or governmental proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened, against the Company, the Operating Partnership or any of their subsidiaries or to which the Company, the Operating Partnership or any of their subsidiaries or any of the Properties are subject, that are required to be described in the Registration Statement and the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement and the Prospectus, there are no actions, suits, inquiries, proceedings or investigations by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company and the Operating Partnership, threatened against or involving the Company, the Operating Partnership or any of their subsidiaries, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or adversely affect the transactions contemplated by this Agreement or the Forward Contract, nor, to the knowledge of the Company and the Operating Partnership, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not so described or filed. Neither the Company nor the Operating Partnership has received notice or been made aware that any other party is in breach of or default to the Company and the Operating Partnership or the applicable subsidiary under any of such contracts.

(21)          None of the Company, the Operating Partnership or any of their subsidiaries: is (i) in violation of (A) its articles of incorporation, bylaws, certificate of formation, limited liability company agreement, certificate of limited partnership, partnership agreement or other organizational document, (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Operating Partnership or any of their subsidiaries, or (C) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Company, the Operating Partnership or any of their subsidiaries, except, in the case of (B) and (C), for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) in default in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, contract, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which any of their properties may be bound, except for such defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company, the Operating Partnership or any of their subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

(22)          Except as otherwise disclosed in the Registration Statement or the Prospectus, (i) the Company and the Operating Partnership and their subsidiaries and the Properties have been and are in compliance with, and none of the Company and the Operating Partnership or their subsidiaries has any liability under, applicable Environmental Laws (as hereinafter defined), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) none of the Company and the Operating Partnership, their subsidiaries, or, to the knowledge of the Company and the Operating Partnership, the prior owners or occupants of the Properties has at any time released (as such term is defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of Hazardous Materials (as hereinafter defined) on, to or from the Properties, except for such releases or dispositions which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) the Company and the Operating Partnership do not intend to use the Properties other than in compliance with applicable Environmental Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iv) neither the Company nor the Operating Partnership knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on or beneath the Properties, or onto lands owned by the Company and the Operating Partnership or their subsidiaries from which Hazardous Materials might seep, flow or drain into such waters, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (v) none of the Company and the Operating Partnership or their subsidiaries has received any notice of, and the Company and the Operating Partnership have no knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties or arising out of the conduct of the Company and the Operating Partnership or their subsidiaries, except for such claims which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and which would not require disclosure pursuant to Environmental Laws and (vi) the Properties are not included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or, to the knowledge of the Company and the Operating Partnership proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other governmental authority. Except as described in the Registration Statement and the Prospectus, to the knowledge of the Company and the Operating Partnership, there have been no and are no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, or under any of the Properties the existence of which has had, or is reasonably expected to have, a Material Adverse Effect.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, including asbestos or any hazardous material as defined by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Law” and collectively, “Environmental Laws”) or by any federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Registration Statement and the Prospectus.

(23)          Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and except as described in the Registration Statement or the Prospectus, to the knowledge of the Company and the Operating Partnership, (i) there has been no security breach or other security compromise of or relating to the Company’s and the Operating Partnership’s information technology and computer systems, networks, hardware, software, data, trade secrets, or equipment (collectively, “IT Systems”); (ii) the Company’s and the Operating Partnership’s IT Systems are adequate in all material respects for, and operate and perform as required in connection with, the operation of the business of the Company and the Operating Partnership as currently conducted and are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; and (iii) the Company and the Operating Partnership are presently in compliance with all applicable laws, regulations, contractual obligations and internal policies relating to data privacy and security or personally identifiable information.

(24)          Neither the issuance and sale of the Securities by the Company nor the execution, delivery and performance of this Agreement and the Forward Contract by the Company and the Operating Partnership (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official, except such as have been already obtained or may be required under the Securities Act, the Exchange Act, the rules of the NYSE, state securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of the Company, the Operating Partnership or any of their subsidiaries, (iii) constitutes or will constitute a breach of, or a default under, any Existing Instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which any of their properties may be bound, (iv) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company, the Operating Partnership or any of their subsidiaries or any of their properties, or (v) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except, with respect to clauses (ii), (iii), (iv) and (v), such conflicts, breaches, defaults, violations, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of their subsidiaries.

(25)          Grant Thornton LLP, who has certified certain financial statements and supporting schedules incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(26)          The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company’s accounting predecessor (the “Predecessor”) and the Company at the dates indicated and the results of operations, changes in equity and cash flows of the Predecessor and the Company for the periods specified, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented. The supporting schedules, if any, relating to the Predecessor present fairly in all material respects in accordance with GAAP the information required to be stated therein. The pro forma financial statements of the Company and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included in the Registration Statement and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, in each case to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(27)          Except as disclosed in the Registration Statement and the Prospectus, since the date of the most recent audited financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the Company, the Operating Partnership or any of their subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material transaction that is not in the ordinary course of business; (ii) none of the Company, the Operating Partnership or any of their subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) none of the Company, the Operating Partnership or any of their subsidiaries is in default under the terms of any class of capital stock or other equity interests or any outstanding debt obligations, (iv) there has not been any material change in the indebtedness of the Company, the Operating Partnership or their subsidiaries (other than in the ordinary course of business) and (v) there has not been any change, or any development or event involving a prospective change that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(28)          The Company has filed with the Commission a registration statement on Form 8-A providing for the registration under the Exchange Act of the Common Stock, which registration is effective. The Securities have been, or prior to the first Settlement Date will be, approved for listing on the NYSE. The Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(29)          Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company and the Operating Partnership have not taken, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities or for any other purpose.

(30)          The Company and the Operating Partnership and each of their subsidiaries (A) have paid all federal and material state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all federal and other material tax returns required to be filed through the date hereof, and all such tax returns are true, correct and complete in all material respects, and (C) have established adequate reserves for all taxes that have accrued but are not yet due and payable. The charges, accruals and reserves on the books of the Company and the Operating Partnership and each of their respective subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect. No tax deficiency has been asserted against the Company and the Operating Partnership or their subsidiaries, nor do the Company and the Operating Partnership know of any tax deficiency that could reasonably be asserted and, if determined adversely to any such entity, could have a Material Adverse Effect.

(31)          Except as set forth in the Registration Statement and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 under the Securities Act) or any officer, director or securityholder of the Company or the Operating Partnership (whether or not an affiliate) that are required by the Securities Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, borrowers, customers or suppliers of the Company or any of its subsidiaries on the other hand that is required by the Securities Act to be disclosed in the Registration Statement and the Prospectus that is not so disclosed.

(32)          Neither the Company nor the Operating Partnership is, or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus, will be, required to register as an “investment company” within the meaning of the Investment Company Act.

(33)          The Company and the Operating Partnership and their subsidiaries have good and marketable title to the Properties, in each case, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims or equities of any kind other than those that (A) are described in the Registration Statement and the Prospectus or (B) do not, individually or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company and the Operating Partnership and their subsidiaries. Except as described in the Registration Statement and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and the Operating Partnership and their subsidiaries have valid, subsisting and enforceable leases with the tenants of the Properties, (ii) no third party has an option or right of first refusal to purchase any of the Properties other than those that have been properly waived, (iii) the use and occupancy of each of the Properties complies with all applicable codes and zoning laws and regulations, and (iv) the Company and the Operating Partnership have no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvements of, construction on, or access to any of the Properties.

(34)          Except as disclosed in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the Properties are not convertible nor will the Company, the Operating Partnership or any of their subsidiaries hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company.

(35)          The Company and the Operating Partnership and their subsidiaries have all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own the Properties and to conduct their business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus, except where the failure to have obtained any such permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and the Operating Partnership and each of their subsidiaries has operated and is operating its business in material compliance with and not in material violation of its obligations with respect to each such permit and, to the knowledge of the Company and the Operating Partnership, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit.

(36)          The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, there has been no (1) material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) to the extent required by such rule.

(37)          The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission of which the Company is required to comply, and the statements contained in each such certification were complete and correct as of the date of their execution. The Company and its subsidiaries are, and the Company has taken all necessary actions to ensure that the Company’s directors and officers in their capacities as such are, each in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(38)          None of the Company, the Operating Partnership or any of their subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company and the Operating Partnership, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “Foreign Corrupt Practices Act”), and the rules and regulations thereunder or any similar anti-corruption law (collectively, “Anti-Corruption Laws”), including, without limitation, taking any action in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Corruption Laws; the Company and the Operating Partnership and their subsidiaries and, to the knowledge of the Company and the Operating Partnership, their affiliates have conducted their businesses in compliance in all material respects with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith.

(39)          None of the Company, the Operating Partnership or any of their subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company and the Operating Partnership will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC (a “Sanctioned Person”). In addition, none of the Company, the Operating Partnership or any of their subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, employee, agent or affiliate of the Company and the Operating Partnership, is an individual or entity currently the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council, the European Union or His Majesty’s Treasury (collectively, “Sanctions”), nor is the Company, the Operating Partnership or any of their subsidiaries located, organized or resident in a country or territory that is the subject or the target of comprehensive Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or in any other country or territory that is the subject of Sanctions (each, a “Sanctioned Country”). The Company and the Operating Partnership will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is a Sanctioned Person or Sanctioned Country, in each case, in any manner that will result in a violation by any person (including any person participating in the transaction, whether as Manager, underwriter, advisor, investor or otherwise) of Sanctions. Since their inception, none of the Company, the Operating Partnership or any of their subsidiaries has knowingly engaged in, or is now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Country.

(40)          The operations of the Company and the Operating Partnership and their subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act of 2001, as amended, or the money laundering statutes of all jurisdictions where the Company conducts business (the “Anti-Money Laundering Laws”), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(41)          The Company, prior to the date hereof, has not made any offer or sale of securities, which could be “integrated” for purposes of the Securities Act with the offer and sale of the Securities pursuant to the Registration Statement and the Prospectus.

(42)          Except as otherwise disclosed in the Registration Statement and the Prospectus, there are no pending or, to the knowledge of the Company and the Operating Partnership, threatened costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for investigation, clean up, closure of the Properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(43)          The Company and the Operating Partnership and their subsidiaries maintain insurance of the types and in the amounts generally deemed adequate by the Company and the Operating Partnership for the business of the Company and the Operating Partnership and their subsidiaries, all of which insurance is in full force and effect in all material respects. Without limiting the generality of the foregoing, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and the Operating Partnership and their subsidiaries carries or is entitled to the benefits of title insurance on the fee interests with respect to each Property with insurers of nationally recognized reputability, in an amount not less than such entity’s purchase price for the real property comprising such Property and as of the date that such entity first acquired the real property comprising such Property, insuring that such party is vested with good and insurable fee to each such Property.

(44)          Each of the Company and the Operating Partnership and their subsidiaries owns or has the valid right, title and interest in and to, or has valid licenses to use, each material trade name, trade and service marks, trade and service mark registrations, patent, patent applications copyright, licenses, inventions, technology, know-how, approval, trade secret and other similar rights (collectively, “Intellectual Property”) necessary for the conduct of the business of the Company and the Operating Partnership and their subsidiaries as now conducted or as proposed in the Prospectus to be conducted. There is no claim pending against the Company, the Operating Partnership or any of their subsidiaries with respect to any Intellectual Property and none of the Company, the Operating Partnership or their subsidiaries have received notice or otherwise become aware that any Intellectual Property that such entities use or have used in the conduct of their business infringes upon or conflicts with the rights of any third party. None of the Company, the Operating Partnership or any of their subsidiaries has become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(45)          To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company and the Operating Partnership or any of the Company’s officers, directors, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date hereof, except as otherwise disclosed in the Registration Statement and the Prospectus.

(46)          Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) established or maintained by the Company and the Operating Partnership and their subsidiaries (each, a “Plan”) are in compliance with ERISA and all other applicable state and federal laws; (ii) no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to each Plan; (iii) no “employee benefit plan” established or maintained by the Company, the Operating Partnership or their subsidiaries, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA); (iv) none of the Company, the Operating Partnership or any of their subsidiaries has incurred or reasonably expects to incur, any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan or (B) Sections 412, 4971, 4975 or 4980B of the Internal Revenue Code of 1986, as amended (the “Code”) in respect of a Plan; and (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

(47)          The Company and the Operating Partnership and their subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such personal property by the Company and the Operating Partnership and their subsidiaries or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(48)          Except as described in the Registration Statement and the Prospectus, none of the Company, the Operating Partnership or any of their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, the Operating Partnership or any of their subsidiaries or the Manager for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(49)          Other than as disclosed in the Registration Statement and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(50)          Nothing has come to the attention of the Company and the Operating Partnership that has caused the Company and the Operating Partnership to believe that the statistical and market-related data included in the Registration Statement and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(51)          Commencing with its short taxable year ended December 31, 2019, the Company has been organized and operated in conformity with the requirements for qualification and taxation as real estate investment trust (“REIT”) under the Code, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2022 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation set forth in the Registration Statement and the Prospectus are true, complete and correct in all material respects.

(52)          Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor the Operating Partnership is a party to or otherwise bound by any instrument or agreements that limits or prohibits (whether with or without the giving of notice or the passage of time or both), directly or indirectly, the Company or the Operating Partnership from paying any dividends or making other distributions on its capital stock or partnership interests.

(53)          No subsidiary of the Company and the Operating Partnership is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or the Operating Partnership or from making any other distribution on such subsidiary’s capital stock or similar ownership interest, except as described in the Registration Statement or the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(54)          [Reserved]

(55)          Except as described in the Registration Statement and the Prospectus, the Company does not (i) have any material lending or other relationship with the Manager or any affiliate of the Manager or (ii) intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to the Manager or any affiliate of the Manager.

(56)          The statements included in the Registration Statement and the Prospectus under the headings “Description of Capital Stock,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Material U.S. Federal Income Tax Considerations,” and “Plan of Distribution,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(57)          No securities issued by the Company, the Operating Partnership or any of their subsidiaries are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act.

Any certificate signed by any officer or any authorized representative of the Company or the Operating Partnership and delivered to the Manager, Forward Seller or Forward Purchaser or to counsel for the Manager, Forward Seller or Forward Purchaser shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Manager, Forward Seller or Forward Purchaser as to the matters covered thereby as of the date or dates indicated on such certificate.

(b)            Representations and Warranties of the Adviser. The Adviser represents and warrants to the Manager as of the date hereof and as of each Representation Date on which certificates are required to be delivered pursuant to Section 7(o) hereof, as of each Applicable Time and as of each Settlement Date, as follows:

(1)            The information regarding the Adviser in the Registration Statement and the Prospectus is true and correct in all material respects.

(2)            The Adviser has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Management Agreement, and the Adviser is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, assets, net worth, results of operations or prospects of the Adviser (an “Adviser Material Adverse Effect”).

(3)            This Agreement and the Forward Contract have been duly authorized, executed and delivered by the Adviser.

(4)            The Management Agreement has been duly authorized, executed and delivered by the Adviser and constitutes a valid and binding agreement of the Adviser, enforceable against the Adviser in accordance with its terms, except to the extent that enforceability may be limited by (i) the application of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as to rights to indemnity and contribution thereunder may be limited by federal or state securities laws.

(5)            The Adviser is not (i) in violation of its organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreements to which it is bound, or which any of its property or assets is subject, except, in the case of (ii) above, for such defaults that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Adviser with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to any agreement to which the Adviser is bound or to which any of its properties or assets is subject (except for such conflicts, breaches, defaults or Debt Repayment Triggering Events or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Adviser or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or any of its properties or assets.

(6)            The Adviser is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, an Adviser Material Adverse Effect.

(7)            Except as disclosed in the Registration Statement or the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened, against or affecting the Adviser that would, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the Management Agreement or the performance by the Adviser of its obligations hereunder or thereunder.

(8)            Neither the Adviser nor any member, officer, or employee of the Adviser nor, to the knowledge of the Adviser, any agent, affiliate or other person associated with or acting on behalf of the Adviser has: (A) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Anti-Corruption Laws; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Adviser has instituted, maintains and enforces, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with the Anti-Corruption Laws.

(9)            The operations of the Adviser are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering Laws of all jurisdictions having jurisdiction over the Adviser, and no action, suit or proceeding by or before any governmental agency, authority or body involving the Adviser with respect to the Anti-Money Laundering Laws of any jurisdiction having jurisdiction over the Adviser is pending or, to the knowledge of the Adviser, threatened.

(10)            No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser of its obligations hereunder, in connection with the offering or the consummation of the transactions contemplated by this Agreement and the Management Agreement, except such as have been already obtained or as may be required under the Securities Act or state securities laws or as are described in the Registration Statement or the Prospectus.

(11)          The Adviser possesses all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental agency, authority or body having jurisdiction over the Adviser that are necessary for the ownership or lease of its properties or assets or the conduct of its business as currently conducted and described in the Registration Statement and the Prospectus, except where the failure to possess or make the same would not reasonably be expected to have, singly or in the aggregate, an Adviser Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, the Adviser has not received any notice or is otherwise aware of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not reasonably be expected to have, singly or in the aggregate, an Adviser Material Adverse Effect.

(12)          The execution, delivery and performance by the Adviser of this Agreement and the Management Agreement and the consummation of the transactions contemplated by this Agreement and the Management Agreement will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation under, or the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Adviser pursuant to, any agreement or instrument to which the Adviser is a party or by which the Adviser is bound or to which any of the properties or assets of the Adviser is subject, (B) result in any violation of the provisions of the certificate of formation or limited liability company agreement of the Adviser or (C) result in the violation of any law or statute applicable to the Adviser or any judgment, order, rule or regulation of any governmental agency, authority or body having jurisdiction over the Adviser or any of its properties or assets, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation, default, acceleration, lien, charge or encumbrance that would not reasonably be expected to have, singly or in the aggregate, an Adviser Material Adverse Effect.

(13)          The Adviser has not been notified that any current executive officer of the Company or the Adviser plans to terminate his, her or their employment with his, her or their current employer. Neither the Adviser nor, to the knowledge of the Company, any executive officer or key employee of the Company or the Adviser, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser as described in the Registration Statement and the Prospectus.

(14)          The Adviser has access to the personnel and other resources necessary for the performance of the duties of the Adviser set forth in the Management Agreement and as disclosed in the Registration Statement and the Prospectus.

(15)          The Adviser operates a system of internal controls sufficient to provide reasonable assurance that (A) transactions that may be effectuated by it on behalf of the Company and the Operating Partnership and their subsidiaries pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s or the Operating Partnership’s assets is permitted only in accordance with management’s general or specific authorization.

(16)          The Adviser is insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which the Adviser is engaged; all policies of insurance and fidelity or surety bonds insuring the Adviser or its business, assets, employees, officers and directors are in full force and effect; and the Adviser has not been refused any insurance coverage sought or applied for.

(17)          The Adviser (including its agents and representatives, other than the Manager in its capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities.

(18)          The Adviser has not taken, and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any security of the Company and the Operating Partnership to facilitate the sale or resale of the Securities or for any other purpose.

Any certificate signed by any officer or any authorized representative of the Adviser and delivered to the Manager, Forward Seller or Forward Purchaser or to counsel for the Manager, Forward Seller or Forward Purchaser shall be deemed a representation and warranty by the Adviser to the Manager, Forward Seller or Forward Purchaser as to the matters covered thereby as of the date or dates indicated on such certificate.

SECTION 6            SALE AND DELIVERY; SETTLEMENT.

(a)            Sale of Issuance Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Manager’s acceptance of the terms of a Placement Notice specifying that it relates to an “Issuance” or upon receipt by the Manager of an Acceptance, as the case may be, and unless the sale of the Issuance Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Manager will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Operating Partnership acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling Issuance Securities, (ii) the Manager will incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Issuance Securities for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Securities as required under this Section 6 and (iii) the Manager shall be under no obligation to purchase Issuance Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Manager in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)            Settlement of Issuance Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Issuance Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, an “Issuance Settlement Date”). The amount of proceeds to be delivered to the Company on an Issuance Settlement Date against receipt of the Issuance Securities sold will be equal to the aggregate offering price received by the Manager at which such Issuance Securities were sold, after deduction for (i) the Manager’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 3 hereof, (ii) any other amounts due and payable by the Company to the Manager hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Net Proceeds”).

(c)            Delivery of Issuance Securities. On or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Securities being sold by crediting the Manager’s or its designee’s account (provided the Manager shall have given the Company written notice of such designee prior to the Issuance Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Issuance Settlement Date, the Manager will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Issuance Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Securities on an Issuance Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereto, it will (i) hold the Manager harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Manager any commission, discount, or other compensation to which it would otherwise have been entitled absent such default. If the Manager breaches this Agreement by failing to deliver the applicable Net Proceeds on any Settlement Date for Issuance Securities delivered by the Company, the Manager will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with interest, have been fully paid.

(d)            Sale of Forward Hedge Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the Master Forward Confirmation, upon the Forward Purchaser’s and the Forward Seller’s acceptance of the terms of a Placement Notice specifying that it relates to a “Forward” or upon receipt by the Forward Purchaser and Forward Seller of an Acceptance, as the case may be, and unless the sale of the Forward Hedge Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation (including without limitation as a result of any event described in clause (x) or (y) of the proviso contained in the definition of Forward Hedge Selling Period), the Forward Purchaser will use its commercially reasonable efforts to borrow a number of Forward Hedge Securities sufficient to have an Aggregate Sales Price as close as reasonably practicable to the Forward Hedge Amount specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Securities at market prevailing prices, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Forward Purchaser acknowledges and agrees that (i) there can be no assurance that the Forward Purchaser will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Securities, (ii) the Forward Seller will incur no liability or obligation to the Company, the Forward Purchaser, or any other person or entity if it does not sell Forward Hedge Securities borrowed by the Forward Purchaser for any reason other than a failure by the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Securities as required under this Section 6, and (iii) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller, or any other person or entity if it does not borrow Forward Hedge Securities for any reason other than a failure by the Forward Purchaser to use its commercially reasonable efforts to borrow such Forward Hedge Securities as required under this Section 6. In acting hereunder, the Forward Seller will be acting as agent for the Forward Purchaser and not as principal.

(e)            Delivery of Forward Hedge Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Forward Hedge Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Forward Hedge Settlement Date”). On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Securities being sold by crediting the Forward Seller or its designee’s account (provided Forward Seller shall have given the Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the Forward Seller will deliver the related Aggregate Forward Hedge Price to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(f)            Denominations; Registration. The Securities shall be in such denominations and registered in such names as the Manager or the Forward Seller, as applicable, may request in writing at least one full business day before the Settlement Date. The Company or the Forward Purchaser, as the case may be, shall deliver the Securities, if any, through the facilities of The Depository Trust Company as described in the preceding paragraphs unless the Manager or the Forward Seller, as applicable, shall otherwise instruct.

(g)            Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with (i) all sales of Issuance Securities under this Agreement and each of the Alternative Distribution Agreements and (ii) all Forward Hedge Securities sold under this Agreement and each of the Alternative Distribution Agreements, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Manager, the Forward Seller and the Forward Purchaser in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Manager in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Distribution Agreements, exceed the Maximum Amount.

(h)            Limitation on Managers. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one of the Manager or the Forward Seller, as the case may be, or the respective Alternative Manager on any single given day, but in no event more than one, and the Company shall in no event request that the Manager or the Forward Seller, as the case may be, or one or more of the Alternative Managers sell Securities on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) the exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement and (c) such limitation shall not apply if, prior to any such request to sell Securities, all Securities the Company has previously requested the Manager, the Forward Seller or any Alternative Managers to sell have been sold.

(i)            Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to the Manager (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and the Manager, the Forward Seller and the Forward Purchaser, as the case may be, shall not be obligated to offer or sell any Securities, (i) during any period in which the Company is, or reasonably could be deemed to be, in possession of material non-public information, (ii) at any time during the period commencing on the 10th business day prior to the date (each, an “Announcement Date”) on which the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), (iii) except as provided in Section 6(j) below, at any time from and including an Announcement Date through and including the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement; provided that, unless otherwise agreed between the Company and the Manager, the Forward Seller or the Forward Purchaser, as the case may be, for purposes of (i) and (ii) above, such period shall be deemed to end at the relevant Filing Time.

(j)            If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Manager (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) (with a copy to their counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Manager or the Forward Seller and the Forward Purchaser, as the case may be, (ii) provide the Manager or the Forward Seller and the Forward Purchaser, as the case may be, with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(o), (p), (q), (r), and (s) hereof; respectively, (iii) afford the Manager or the Forward Seller and the Forward Purchaser, as the case may be, the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof and (iv) file such Earnings 8-K with the Commission. The provisions of clause (ii) of Section 6(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 hereof and (B) other than as set forth in this Section 6(j), this Section 6(j) shall in no way affect or limit the operation of the provisions of clauses (i) and (iii) of Section 6(j), which shall have independent application.

SECTION 7            COVENANTS OF THE COMPANY AND THE OPERATING PARTNERSHIP.

Each of the Company and the Operating Partnership jointly and severally covenants with the Manager, the Forward Seller and the Forward Purchaser as follows:

(a)            Registration Statement Amendments. After the date of this Agreement and during any Selling Period or period in which a Prospectus relating to any Securities is required to be delivered by the Manager under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will promptly notify the Manager, the Forward Seller and the Forward Purchaser of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference therein, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the request of the Manager or the Forward Seller and the Forward Purchaser, as the case may be, any amendments or supplements to the Registration Statement or Prospectus that, in the reasonable opinion of the Manager or the Forward Seller and the Forward Purchaser, as the case may be, may be necessary or advisable in connection with the distribution of the Securities by the Manager, the Forward Seller or the Forward Purchaser, as the case may be (provided, however, that the failure of the Manager, the Forward Seller or the Forward Purchaser to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Manager’s, the Forward Seller’s or the Forward Purchaser’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference into the Registration Statement, relating to the Securities or a security convertible into the Securities unless a copy thereof has been submitted to the Manager, the Forward Seller and the Forward Purchaser within a reasonable period of time before the filing and the Manager, the Forward Seller and the Forward Purchaser have not reasonably objected thereto (provided, however, that the failure of the Manager, the Forward Seller or the Forward Purchaser to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Manager’s, the Forward Seller’s or the Forward Purchaser’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement); and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference into the Registration Statement, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)).

(b)            Notice of Commission Stop Orders. The Company will advise the Manager, the Forward Seller and the Forward Purchaser, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)            Delivery of Registration Statement and Prospectus. The Company will furnish to the Manager, the Forward Seller, the Forward Purchaser and their respective counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any Selling Period or period in which a Prospectus relating to the Securities is required to be delivered under the Securities Act, in such quantities and at such locations as the Manager, the Forward Seller or the Forward Purchaser may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Manager, the Forward Seller and the Forward Purchaser to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Manager will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)            Continued Compliance with Securities Laws. If at any time during any Selling Period or period when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Manager, the Forward Seller or the Forward Purchaser or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Manager or the Forward Seller and the Forward Purchaser, as applicable, to suspend the offering of Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Manager or the Forward Seller and the Forward Purchaser, as applicable, such number of copies of such amendment or supplement as the Manager or the Forward Seller and the Forward Purchaser, as applicable, may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify the Manager or the Forward Seller and the Forward Purchaser, as applicable, to suspend the offering of Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)            Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Manager and the Forward Seller, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Manager and the Forward Seller may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).

(f)            Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Manager and the Forward Seller the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and Rule 158.

(g)            Use of Proceeds. The Company and the Operating Partnership will use the Net Proceeds received by them from the sale of the Securities and the net proceeds received under each Forward Contract in the manner specified in the Prospectus under “Use of Proceeds.”

(h)            Listing. During any Selling Period or any period in which the Prospectus relating to the Securities is required to be delivered by the Manager or the Forward Seller under the Securities Act with respect to a pending sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Securities to be listed on the NYSE. The Company will use its commercially reasonable efforts to cause all Securities delivered to the Forward Purchaser in settlement of any Forward Contract to be listed on the NYSE.

(i)            Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)            Reporting Requirements. The Company, during any Selling Period or period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)            Notice of Other Sales. During any Selling Period, the Company shall provide the Manager, the Forward Seller and the Forward Purchaser notice as promptly as reasonably possible (and, in any event, at least two (2) business days) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Securities offered pursuant to the provisions of this Agreement or the Alternative Distribution Agreements) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire shares of Common Stock; provided, that such notice shall not be required in connection with (i) the issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or shares of Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, including shares of Common Stock issuable upon redemption of OP Units, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets, or (iii) the issuance or sale of shares of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such dividend reinvestment plan is disclosed to the Manager, the Forward Seller and the Forward Purchaser in advance.

(l)            Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Securities, advise the Manager or Forward Seller, as applicable, promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Manager or Forward Seller, as applicable, pursuant to this Agreement.

(m)            Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Manager or the Forward Seller and the Forward Purchaser or their respective agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Manager or the Forward Seller and the Forward Purchaser may reasonably request.

(n)            Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K in respect of any quarter in which sales of Securities were made under this Agreement, and/or, at the Company’s option, in a Current Report on Form 8-K, the number of Securities sold under this Agreement and any Alternative Distribution Agreement, the Net Proceeds to the Company and the compensation payable by the Company with respect to such sales.

(o)            Representation Dates; Certificates. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Manager as principal on a Settlement Date and each time the Company:

(i)            files the Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;

(ii)            files an Annual Report on Form 10-K under the Exchange Act;

(iii)            files a Quarterly Report on Form 10-Q under the Exchange Act; or

(iv)           files a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) shall be a “Representation Date”), each of the Company and the Adviser shall furnish the Manager, the Forward Seller and the Forward Purchaser with certificates, in the form attached as Exhibits D-1 and D-2 hereto as promptly as possible and in no event later than three (3) Trading Days after any Representation Date. The requirement to provide certificates under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following a Representation Date when the Company relied on such waiver and did not provide the Manager with certificates under this Section 7(o), then before the Company delivers the Placement Notice or the Manager or the Forward Seller sells any Securities, the Company and the Adviser shall provide the Manager, the Forward Seller and the Forward Purchaser with certificates, in the form attached as Exhibits D-1 and D-2 hereto, dated the date of the Placement Notice.

(p)            Opinion of Counsel for Company. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Manager as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which the Company and the Adviser are obligated to deliver certificates in the form attached as Exhibits D-1 and D-2 hereto for which no waiver is applicable, the Company shall cause to be furnished to the Manager, the Forward Seller and the Forward Purchaser a written opinion and to the Manager and the Forward Seller a 10b-5 statement of Vinson & Elkins L.L.P., counsel for the Company, in form and substance satisfactory to the Manager, the Forward Seller and the Forward Purchaser and its counsel, dated the date that the opinion and 10b-5 statement is required to be delivered, substantially similar to the form attached hereto as Exhibit E, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(q)            Opinion of Tax Counsel. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Manager as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which the Company and the Adviser are obligated to deliver certificates in the form attached as Exhibits D-1 and D-2 hereto for which no waiver is applicable, the Company shall cause to be furnished to the Manager, the Forward Seller and the Forward Purchaser a written opinion of Vinson & Elkins L.L.P., tax counsel for the Company, in form and substance satisfactory to the Manager, the Forward Seller and the Forward Purchaser and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit F, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(r)            Maryland Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Manager as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which the Company and the Adviser are obligated to deliver certificates in the form attached as Exhibits D-1 and D-2 hereto for which no waiver is applicable, the Manager, the Forward Seller and the Forward Purchaser shall have received the favorable opinion of Venable LLP, Maryland counsel for the Company, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit G, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Manager, the Forward Seller and the Forward Purchaser with a letter to the effect that the Manager, the Forward Seller and the Forward Purchaser may rely on a prior opinion delivered under this Section 7(r) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(s)            Comfort Letters. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Manager as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which the Company and the Adviser are obligated to deliver certificates in the form attached as Exhibits D-1 and D-2 hereto for which no waiver is applicable, the Company shall cause its independent accountants to furnish the Manager and the Forward Seller a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Manager and the Forward Seller, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(t)            Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Manager; provided, however, that the Company may bid for and purchase shares of its Common Stock in accordance with Rule 10b-18 under the Exchange Act. In connection with entering into any Forward Contract, the Company will not acquire any long position (either directly or indirectly, including through an Affiliate or through a derivative transaction) with respect to shares of Common Stock. For purposes of the foregoing, Affiliate means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity means ownership of 50% or more of the voting power or value of such person or entity.

(u)            Compliance with Laws. The Company, the Operating Partnership and each of their subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(v)            Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus.

(w)            No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Manager in its capacity as principal or agent hereunder or the Forward Seller as agent hereunder, as applicable, the Company (including its agents and representatives, other than the Manager or the Forward Seller, in their respective capacities as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Manager as principal or agent hereunder or by the Forward Seller as agent hereunder.

(x)            [Reserved]

(y)            Qualification and Taxation as a REIT. The Company will use its best efforts to continue to qualify for taxation as a REIT under the Code for its taxable year ending December 31, 2022, and thereafter, and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(z)            Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by the Manager or the Forward Seller under the Securities Act or the Exchange Act in connection with the sale of such Securities, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

(aa)        Rights to Refuse Purchase. If, to the knowledge of the Company, all filings required by Rule 424 under the Securities Act in connection with the offering of the Securities shall not have been made or the representations and warranties of the Company and the Operating Partnership in Section 5 hereof shall not be true and correct on any applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as a result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Securities.

(bb)        Reservation of Shares. In respect of any Forward, a number of shares of Common Stock at least equal to the Capped Number will be reserved for issuance by the Company’s board of directors.

SECTION 8            PAYMENT OF EXPENSES.

(a)            Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Manager, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Securities to the Manager, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Manager in connection therewith and in connection with the preparation of a state securities law or “blue sky” survey and any supplements thereto up to an aggregate amount not to exceed $10,000, (v) the printing and delivery to the Manager, the Forward Seller and the Forward Purchaser of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Manager or the Forward Seller to investors, (vi) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Manager in connection with, the review by FINRA of the terms of the sale of the Securities up to an aggregate amount not to exceed $1,000 and (viii) the fees and expenses incurred in connection with the listing of the Securities on the NYSE.

(b)            Termination of Agreement. If this Agreement is terminated by the Manager in accordance with the provisions of Section 9 or Section 13(a)(i) or (iii) (with respect to the first clause only) hereof, the Company shall reimburse the Manager, the Forward Seller, the Forward Purchasers and the Alternative Managers for all reasonable, accountable out of pocket expenses, including reasonable fees and disbursements of counsel actually incurred by the Manager, the Forward Seller, the Forward Purchasers and the Alternative Managers in connection with the transactions contemplated by this Agreement and the Alternative Distribution Agreements, unless Securities having an aggregate offering price of $10,000,000 or more have previously been offered and sold under this Agreement and/or the Alternative Distribution Agreements; provided, however, that the Expenses shall not exceed an aggregate amount under this Agreement and the Alternative Distribution Agreements of $50,000.

SECTION 9            CONDITIONS OF THE OBLIGATIONS OF THE AGENT, THE FORWARD SELLER AND THE FORWARD PURCHASER.

The obligations of each of the Manager, the Forward Seller and the Forward Purchaser hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company or the Operating Partnership delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their covenants and other obligations hereunder, and to the following further conditions:

(a)            Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)            No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)            No Misstatement or Material Omission. None of the Manager, the Forward Seller or the Forward Purchaser shall have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains a material untrue statement of fact or omits to state a material fact that is required to be stated therein or is necessary to make the statements therein not misleading.

(d)            Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change to the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and each of their subsidiaries considered as one enterprise.

(e)            Opinion of Counsel for Company. The Manager, the Forward Seller and the Forward Purchaser shall have received the favorable opinions of Vinson & Elkins L.L.P., required to be delivered pursuant to Section 7(p) on the date on which such delivery of such opinion is required pursuant to Section 7(p).

(f)            Opinion of Tax Counsel for Company. The Manager, the Forward Seller and the Forward Purchaser shall have received the favorable opinions of Vinson & Elkins L.L.P., required to be delivered pursuant to Section 7(q) on the date on which such delivery of such opinion is required pursuant to Section 7(q).

(g)            Opinion of Maryland Counsel for the Company. The Manager, the Forward Seller and the Forward Purchaser shall have received the favorable opinions of Venable LLP, required to be delivered pursuant to Section 7(r) on the date on which such delivery of such opinion is required pursuant to Section 7(r).

(h)            Opinion of Counsel for the Manager. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to the Manager as principal on the Settlement Date, as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which no waiver is applicable, the Manager, the Forward Seller and the Forward Purchaser shall have received the favorable opinion of Hunton Andrews Kurth LLP, counsel for the Manager, dated the date the opinion is required to be delivered, in customary form and substance satisfactory to the Manager, the Forward Seller and the Forward Purchaser, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Hunton Andrews Kurth LLP may rely as to matters involving the laws of the State of Maryland upon the opinion of Venable LLP referred to in Section 7(r).

(i)            Representation Certificate. The Manager, the Forward Seller and the Forward Purchaser shall have received the certificate required to be delivered pursuant to Section 7(o) on the date on which delivery of such certificate is required pursuant to Section 7(o).

(j)            Accountant’s Comfort Letter. The Manager and the Forward Seller shall have received the Comfort Letter required to be delivered pursuant to Section 7(s) on the date on which such delivery of such Comfort Letter is required pursuant to Section 7(s).

(k)            Approval of Listing. The Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(l)            No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(m)            Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Manager, the Forward Seller and the Forward Purchaser, as applicable, shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(n)            Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(o)            Effectiveness of Master Forward Confirmation. In respect of any Placement Notice delivered in respect of any Forward, the Master Forward Confirmation shall be in full force and effect.

(p)            Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Manager, the Forward Seller or the Forward Purchaser, as applicable, by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 22 hereof, as well as the obligation to enter into any Forward Contract pursuant to Section 2(c) hereof as a result of sales of Forward Hedge Securities occurring prior to such termination, shall survive such termination and remain in full force and effect. For the avoidance of doubt, any such termination shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to the occurrence thereof or any Securities sold under any Alternative Distribution Agreement (including, in the case of any Forward Hedge Securities, the obligation to enter into the resulting Forward Contract).

SECTION 10          INDEMNIFICATION.

(a)            Indemnification by the Company.

(1)            Subject to the limitations in this paragraph below, the Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless each of the Manager, the Forward Seller and the Forward Purchaser, each of their respective directors, officers, employees, affiliates and agents, and each person, if any, who controls the Manager, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or in any amendment or supplement thereto, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; except with respect to (i) or (ii) to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of the Manager, the Forward Seller or the Forward Purchaser, expressly for use in connection therewith. This indemnification shall be in addition to any liability that the Company and the Operating Partnership may otherwise have.

(2)            If any action or claim shall be brought against the Manager, the Forward Seller or the Forward Purchaser or any person controlling the Manager, the Forward Seller or the Forward Purchaser in respect of which indemnity may be sought against the Company and the Operating Partnership, the Manager, the Forward Seller, the Forward Purchaser or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party or parties shall assume the defense thereof, including the employment of counsel reasonably acceptable to the Manager, the Forward Seller, the Forward Purchaser or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. The Manager, the Forward Seller, the Forward Purchaser or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Manager, the Forward Seller, the Forward Purchaser or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Manager, the Forward Seller, the Forward Purchaser or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both the Manager, the Forward Seller, the Forward Purchaser or such controlling person and the indemnifying party(s), and the Manager, the Forward Seller, the Forward Purchaser or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Manager, the Forward Seller or the Forward Purchaser that may not be available to the Company and the Operating Partnership, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of the Manager, the Forward Seller, the Forward Purchaser or such controlling person (but the Company and the Operating Partnership shall not be liable for the fees and expenses of more than one counsel for the Manager, the Forward Seller, the Forward Purchaser and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless the Manager, the Forward Seller, the Forward Purchaser and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 10.

(b)            Indemnification by the Manager, the Forward Seller or the Forward Purchaser. Each of the Manager, the Forward Seller and the Forward Purchaser agrees to indemnify and hold harmless each of the Company and the Operating Partnership, their respective directors and their respective officers who sign the Registration Statement and any person who controls any of the Company and the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company and the Operating Partnership to the Manager, the Forward Seller and the Forward Purchaser, but only with respect to information furnished in writing by or on behalf of the Manager, the Forward Seller or the Forward Purchaser expressly for use in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, the Operating Partnership or any of their respective directors, any of their respective officers or any such controlling person based on the Registration Statement, the Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Manager, the Forward Seller or the Forward Purchaser pursuant to this Section 10(b), the Manager, the Forward Seller and the Forward Purchaser shall have the rights and duties given to the Company and the Operating Partnership by Section 10(a)(2) (except that if the Company and the Operating Partnership shall have assumed the defense thereof the Manager, the Forward Seller and the Forward Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Manager, the Forward Seller and the Forward Purchaser), and the Company and the Operating Partnership, their respective directors, their respective officers and any such controlling persons, shall have the rights and duties given to the Manager, the Forward Seller and the Forward Purchaser by Section 10(a)(2).

(c)            Settlement. In any event, (i) the Company and the Operating Partnership will not, without the prior written consent of the Manager, the Forward Seller and the Forward Purchaser, as the case may be, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Manager, the Forward Seller or the Forward Purchaser, as the case may be, or any person who controls the Manager, the Forward Seller or the Forward Purchaser, as the case may be, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the Manager, the Forward Seller, the Forward Purchaser, as the case may be, and such controlling persons from all liability arising out of such claim, action, suit or proceeding and (ii) the Manager, the Forward Seller and the Forward Purchaser will not, without the prior written consent of the Company and the Operating Partnership, as the case may be, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Company and the Operating Partnership from all liability arising out of such claim, action, suit or proceeding.

(d)            Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 10, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 10 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11          CONTRIBUTION.

If the indemnification provided for in Section 10 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand, and the Manager, the Forward Seller and the Forward Purchaser on the other hand, from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company and the Operating Partnership on the one hand, and the Manager, the Forward Seller and the Forward Purchaser on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Manager, the Forward Seller and the Forward Purchaser, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as (a) in the case of the Company and the Operating Partnership, (x) the total net proceeds from the offering of the Issuance Securities for each Issuance under this Agreement (before deducting expenses) received by the Company and the Operating Partnership bear to the Aggregate Sales Price of the Issuance Securities, or (y) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward (the “Net Forward Proceeds”), bear to the sum of the Net Forward Proceeds and the Actual Forward Commission (as defined below) (such sum, the “Gross Forward Amount”), (b) in the case of the Manager, the total commissions received by the Manager bear to the aggregate public offering price of the Issuance Securities, (c) in the case of the Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward (the “Actual Forward Commission”), bear to the Gross Forward Amount, and (d) in the case of the Forward Purchaser, the net Spread (as such term is defined in the Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts executed in connection with this Agreement, bear to the Gross Forward Amount. The relative fault of the Company and the Operating Partnership on the one hand, and the Manager, the Forward Seller and the Forward Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership on the one hand, or by the Manager, the Forward Seller and the Forward Purchaser on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Each of the Company, the Operating Partnership, the Manager, the Forward Seller and the Forward Purchaser agrees that it would not be just and equitable if contribution pursuant to this Section 11 was determined by a pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, the Manager, the Forward Purchaser and the Forward Seller shall not be required to contribute any amount in excess of the amount by which, in the case of the Manager, the total price at which the Issuance Securities sold by such Manager, or in the case of the Forward Seller and the Forward Purchaser, as applicable, the total price of the Forward Hedge Securities sold by the Forward Seller, in each case pursuant to this Agreement, exceeds the amount of any damages which the Manager, the Forward Seller or the Forward Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Any Damages for which an indemnified party is entitled to indemnification or contribution under Section 10 or this Section 11 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in Section 10 and this Section 11 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Manager, the Forward Seller, the Forward Purchaser or any person controlling the Manager, the Forward Seller, the Forward Purchaser, the Company and the Operating Partnership and their respective directors, their respective officers or any person controlling the Company and the Operating Partnership, (ii) acceptance of any Securities and payment therefor hereunder and (iii) any termination of this Agreement. A successor to the Manager, the Forward Seller, the Forward Purchaser or any person controlling the Manager, the Forward Seller, the Forward Purchaser or to either of the Company and the Operating Partnership, their respective directors, their respective officers or any person controlling the Company and the Operating Partnership, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 10 and this Section 11.

The remedies provided for in Section 10 and this Section 11 are not exclusive and shall not limit any rights or remedies that otherwise may be available to any indemnified person at law or in equity.

SECTION 12          REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Manager, the Forward Seller or the Forward Purchaser or any of their Affiliates or selling agents, any person controlling the Manager, the Forward Seller or the Forward Purchaser or their respective officers or directors, or by or on behalf of the Company or the Operating Partnership or any person controlling the Company or the Operating Partnership, and shall survive delivery of the Securities to the Manager and shall survive delivery and acceptance of the Securities and payment therefor and the settlement of any Forward Contract or any termination of this Agreement or the Master Forward Confirmation and any “Supplemental Confirmation” executed in connection with the Master Forward Confirmation.

SECTION 13          TERMINATION OF AGREEMENT.

(a)            Termination; General. Each of the Manager, the Forward Seller or the Forward Purchaser, as applicable may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and each of their subsidiaries whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Manager, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Securities has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)            Termination by the Company. Subject to Section 13(f) hereof, the Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)            Termination by the Manager, the Forward Seller or the Forward Purchaser. Subject to Section 13(f) hereof, each of the Manager, the Forward Seller or the Forward Purchaser, as applicable, shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)            Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Securities through the Manager or the Alternative Managers on the terms and subject to the conditions set forth herein or in the Alternative Distribution Agreements, as applicable, with an aggregate Sales Price equal to the Maximum Amount.

(e)            Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)            Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager, the Forward Seller, the Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Securities, such Securities shall settle in accordance with the provisions of this Agreement. Notwithstanding anything to the contrary contained herein, the obligation to enter into any Forward Contract pursuant to Section 2(c) hereof as a result of sales of Forward Hedge Securities occurring prior to such termination, shall survive such termination and remain in full force and effect. For the avoidance of doubt, any such termination shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to the occurrence thereof or any Securities sold under any Alternative Distribution Agreement (including, in the case of any Forward Hedge Securities, the obligation to enter into the resulting Forward Contract).

(g)            Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, Section 22 and Section 23 hereof shall survive such termination and remain in full force and effect.

SECTION 14          NOTICES.

Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

(a)            Notices to the Manager shall be directed to:

[ ]

with a copy to:

Hunton Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, TX 77002

Attention: James V. Davidson

(b)            Notices to the Forward Seller and the Forward Purchaser shall be sent to:

[ ]

with a copy to:

Hunton Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, TX 77002

Attention: James V. Davidson

(c)            Notices to the Company and the Operating Partnership shall be directed to:

Alpine Income Property Trust, Inc.

369 N. New York Avenue, Suite 201

Winter Park, FL 32789

Attention: General Counsel

with a copy to:

Vinson & Elkins L.L.P.

901 East Byrd Street, Suite 1500

Richmond, VA 23219

Attention: Zachary Swartz

(d)            Notices to the Adviser shall be directed to:

Alpine Income Property Manager, LLC

c/o CTO Realty Growth, Inc.

369 N. New York Avenue, Suite 201

Winter Park, FL 32789

Attention: General Counsel

SECTION 15          RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a)            In the event that the Manager, Forward Seller or Forward Purchaser is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Manager, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that the Manager, Forward Seller or Forward Purchaser is a Covered Entity or a BHC Act Affiliate of the Manager, Forward Seller or Forward Purchaser and becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Manager, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

1.	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

2.	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

3.	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 16          PARTIES.

This Agreement shall inure to the benefit of and be binding upon the Manager, the Forward Seller, the Forward Purchaser, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Manager, the Forward Seller, the Forward Purchaser, the Company, the Operating Partnership and their respective successors and the controlling persons and officers, directors, employees or affiliates referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Manager, the Forward Seller, the Forward Purchaser, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers, directors, employees or affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Manager or the Forward Seller shall be deemed to be a successor by reason merely of such purchase.

SECTION 17          ADJUSTMENTS FOR SHARE SPLITS.

The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Securities.

SECTION 18          GOVERNING LAW AND TIME.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19          EFFECT OF HEADINGS.

The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20          RESEARCH ANALYST INDEPENDENCE.

The Company acknowledges that (a) the Manager’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Manager’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Manager with respect to any conflict of interest that may arise from the fact that the views expressed by the Manager’s independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Manager’s investment banking division. The Company acknowledges that the Manager is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

SECTION 21          PERMITTED FREE WRITING PROSPECTUSES.

Each of the Company and the Operating Partnership represent, warrant and agree that, unless it obtains the prior consent of the Manager or the Forward Seller, as applicable, and the Manager or the Forward Seller, as applicable, represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Manager or the Forward Seller, as applicable, or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit H hereto are Permitted Free Writing Prospectuses.

SECTION 22          ABSENCE OF FIDUCIARY RELATIONSHIP.

Each of the Company and the Operating Partnership, severally and not jointly, acknowledges and agrees that:

(a)            Each of the Manager, the Forward Seller and the Forward Purchaser is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company, the Operating Partnership or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Manager, the Forward Seller and the Forward Purchaser, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Manager, the Forward Seller or the Forward Purchaser have advised or is advising the Company and/or the Operating Partnership on other matters, and none of the Manager, the Forward Seller or the Forward Purchaser has any obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)            the public offering price of the Securities set forth in this Agreement was not established by the Manager, the Forward Seller or the Forward Purchaser;

(c)            it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)            none of the Manager, the Forward Seller or the Forward Purchaser has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e)            it is aware that the Manager, the Forward Seller, the Forward Purchaser and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and the Manager, the Forward Seller and the Forward Purchaser have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise;

(f)            the Manager, the Forward Seller, the Forward Purchaser and their respective affiliates may engage in trading in the Common Stock for their own account or for the account of its clients at the same time as sales of the Securities occur pursuant to this Agreement; and

(g)            it waives, to the fullest extent permitted by law, any claims it may have against the Manager, the Forward Seller or the Forward Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Manager, the Forward Seller and the Forward Purchaser shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Operating Partnership, employees or creditors of the Company or the Operating Partnership.

SECTION 23          CONSENT TO JURISDICTION.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 24          PARTIAL UNENFORCEABILITY.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 25          WAIVER OF JURY TRIAL.

Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership, the Manager, the Forward Seller and the Forward Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 26          COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 27          AMENDMENTS AND WAIVERS.

Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto. No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party against which such waiver is claimed. A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not affect the other provisions of this Agreement. A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party from subsequently requiring compliance with the waived provision or requirement in other circumstances.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, the Operating Partnership and the Adviser a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Manager, the Adviser, the Forward Seller, the Forward Purchaser, the Operating Partnership and the Company in accordance with its terms.

Very truly yours,

ALPINE INCOME PROPERTY TRUST, INC.

By:
Name:
Title:

ALPINE INCOME PROPERTY OP, LP

By:	Alpine Income Property GP, LLC, its sole general partner

By:	Alpine Income Property Trust, Inc., its sole member

By:
Name:
Title:

ALPINE INCOME PROPERTY MANAGER, LLC

By:	CTO Realty Growth, Inc., its sole member

By:
Name:
Title:

[Signature Page to the 2022 Equity Distribution Agreement with Forward]

CONFIRMED AND ACCEPTED, as of the date first above written:

[ ], as Manager

By:
Name:
Title:

[ ], as Forward Seller

By:
Name:
Title:

[ ], as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:
Name:
Title:

[Signature Page to the 2022 Equity Distribution Agreement with Forward]

EXHIBIT A

Form of Placement Notice

_______________ ____, 20__

[ ]

Attention:	[_________________]
(facsimile number: [_________________])

Email:	[______________________]

Reference is made to the Equity Distribution Agreement among Alpine Income Property Trust, Inc., a Maryland corporation (the “Company”), Alpine Income Property Manager, LLC, a Delaware limited liability company, Alpine Income Property OP, LP, a Delaware limited partnership, [ ] (the “Forward Purchaser”) and [ ] (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Securities thereunder, “Manager,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Securities thereunder, the “Forward Seller”), dated as of October 21, 2022 (the “Equity Distribution Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. This Placement Notice relates to [an “Issuance”]1 [a “Forward”]2. The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

[The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, and including, the first Trading Day of the Forward Hedge Selling Period to, and including, the last Trading Day of the Forward Hedge Selling Period.]3

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Equity Distribution Agreement [and the Master Forward Confirmation]4 is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Number of Days in [Issuance]5 [Forward Hedge]6 Selling Period:

First Date of [Issuance]7 [Forward Hedge]8 Selling Period:

1 Insert for a Placement Notice that relates to an “Issuance.”

2 Insert for a Placement Notice that relates to a “Forward.”

3 Insert for a Placement Notice that relates to a “Forward.”

4 Insert for Placement Notice that relates to a “Forward.”

5 Insert for a Placement Notice that relates to an “Issuance.”

6 Insert for a Placement Notice that relates to a “Forward.”

7 Insert for a Placement Notice that relates to an “Issuance.”

8 Insert for a Placement Notice that relates to a “Forward.”

A-1

Maximum Number of Securities to be Sold:

[Issuance]9 [Forward Hedge]10 Amount: $

[Forward Hedge Selling Commission Rate: %

Forward Price Reduction Dates		Forward Price Reduction Amounts
$
$

Spread:

Initial Stock Loan Rate: [ ] per annum

Maximum Stock Loan Rate: [ ] per annum

Regular Dividend Amounts:

For any calendar month ending on or prior to [December 31, 20[ ]]:	$[ ]
For any calendar month ending after [December 31, 20[ ]]:	$[ ][11]

[Term: [Days][Months]]12:

Floor Price (Adjustable by Company during the [Issuance]13 [Forward Hedge]14 Selling Period, and in no event less than $1.00 per share): $ per share

9 Insert for a Placement Notice that relates to an “Issuance.”

10 Insert for a Placement Notice that relates to a “Forward.”

11 Insert for a Placement Notice that relates to a “Forward.” Regular Dividend Amounts shall not exceed the Forward Price Reduction Amount for the Forward Price Reduction Date occurring in the relevant month (or, if none, shall not exceed zero).

12 Insert for a Placement Notice that relates to a “Forward” to be not less than three months and not more than 2 years.

13 Insert for a Placement Notice that relates to an “Issuance.”

14 Insert for a Placement Notice that relates to a “Forward.”

A-2

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

Alpine Income Property Trust, Inc.

Name	Email
John Albright	xxxxxxxx@xxxxxxxx.com
Matthew Partridge	xxxxxxxx@xxxxxxxx.com

[ ]

Name	Email
[ ]	[ ]
[ ]	[ ]

B-1

EXHIBIT C

COMPENSATION

The Manager shall be paid compensation at a mutually agreed rate, not to exceed 2.0% of the gross sales price of Issuance Securities pursuant to the terms of this Agreement.

C-1

EXHIBIT D-1

OFFICERS’ CERTIFICATE OF THE COMPANY

D-1

EXHIBIT D-2

OFFICERS’ CERTIFICATE OF THE ADVISER

D-2

EXHIBIT E

FORM OF CORPORATE OPINION OF
Vinson & Elkins L.L.P.

E-1

EXHIBIT F

FORM OF TAX OPINION OF
Vinson & Elkins L.L.P.

F-1

EXHIBIT G

FORM OF OPINION OF Venable LLP

G-1

EXHIBIT H

PERMITTED FREE WRITING PROSPECTUS

None.

H-1